Exhibit 99.1

AV Homes Reports Results for Fourth Quarter and Full Year 2016

Fourth Quarter 2016 Highlights - as compared to the prior year fourth quarter (unless otherwise noted)

•	Earnings per share increased 5% to $0.68, on net income of $17.1 million
•	Total revenue increased 16% to $261.7 million
•	Homebuilding revenue increased 17% to $256.4 million
•	Homes delivered increased by 11% to 808 units
•	Average selling price for homes delivered increased 6% to $317,000 per home
•	Communities with deliveries increased to 61 from 57 and selling communities decreased to 58 from 62

Scottsdale, AZ (February 23, 2017) – AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of residential communities in Florida, the Carolinas and Arizona, today announced results for its fourth quarter and year ended December 31, 2016.  Total revenue for the fourth quarter of 2016 increased 16% to $261.7 million from $225.7 million in the fourth quarter of 2015.  Net income and diluted earnings per share increased to $17.1 million and $0.68 per share, respectively, compared to net income of $15.9 million and $0.65 per share in the fourth quarter of 2015.

“We are very pleased with our strong fourth quarter of 2016 results and the completion of a solid year of operating performance,” said Roger A. Cregg, President and Chief Executive Officer.   “With increases in homes delivered, and homebuilding revenue, and improved operating leverage, we generated over $17 million of net income for the fourth quarter and exceeded our goals within our financial outlook for the full year.”  Cregg continued, “The full year of 2016 was highlighted with increases in homebuilding revenue of 53% and net income of 203%.  We head into 2017 with a solid balance sheet, positioning the company to take advantage of new community investments and potential acquisition opportunities to continue our long-term profitable growth strategy.”

The increase in total revenue was driven by volume increases due to a greater number of communities with deliveries and higher average selling prices due to price increases and improvements in the mix of homes sold.  During the fourth quarter of 2016, the Company delivered 808 homes, an 11% increase from the 731 homes delivered during the fourth quarter of 2015, and the average unit price per closing improved 6% to approximately $317,000 from approximately $299,000 in the fourth quarter of 2015.

Homebuilding gross margin was 17.6% in the fourth quarter of 2016 compared to 19.2% in the fourth quarter of 2015 with declines in Arizona and the Carolinas more than offsetting gross margin improvements in Florida.  Homebuilding gross margin is inclusive of the impact associated with the expensing of previously capitalized interest of 2.6% and 2.3% in the 2016 and 2015 periods, respectively.

Total SG&A expense as a percent of homebuilding revenue improved to 11.1% in the fourth quarter of 2016 from 12.4% in the fourth quarter of 2015.  Homebuilding SG&A expense as a percentage of homebuilding revenue was 9.5% in the fourth quarter of 2016 compared to 10.0% in the fourth quarter of 2015.  The improvement was primarily due to the increased scale of the business in each of our divisions, which allows us to leverage our cost base.  Corporate general and administrative expenses as a percentage of homebuilding revenue improved to 1.7% in the fourth quarter of 2016 from 2.4% in the same period a year ago primarily driven by the continued achievement of favorable cost leverage by effectively managing costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the three months ended December 31, 2016 decreased 14.7% to 430, compared to 504 units during the same period in 2015.  The decrease in housing contracts was primarily attributable to the decrease in selling communities to 58 from 62 and the wind down of additional communities expected to sell out in early 2017.  The average sales price on contracts signed in the fourth quarter of 2016 increased 10.1% to approximately $338,000 from approximately $307,000 in the fourth quarter of 2015.  The aggregate dollar value of the contracts signed during the fourth quarter decreased 6.1% to $145.3 million, compared to $154.7 million during the same period one year ago.  The backlog value of homes under contract but not yet closed as of December 31, 2016 decreased 3.2% to $236.2 million on 703 units, compared to $243.9 million on 799 units as of December 31, 2015.

Results for the Year Ended December 31, 2016

Total revenue for the year ended December 31, 2016 increased 51% to $779.3 million from $517.8 million for the year ended December 31, 2015 and pre-tax income increased over 200% to $37.6 million from $12.4 million over the prior year period.  Net income and diluted earnings per share increased to $147.1 million and $5.66 per share, respectively, compared to net income of $12.0 million and $0.54 per share for the year ended December 31, 2015.  The net income and per share earnings for 2016 includes the favorable impact of the reversal of the valuation allowance on our deferred tax assets in the amount of $124.5 million, or $4.70 per share.

The increase in total revenue was driven by volume increases due to a greater number of communities with deliveries due to organic and acquisition-related growth, and higher average selling prices due to price increases and improvements in the mix of homes sold.  During the year ended December 31, 2016, the Company delivered 2,465 homes, a 40.9% increase from the 1,750 homes delivered during the year ended December 31, 2015, and the average unit price per closing improved 9% to approximately $310,000 from approximately $285,000 for the year ended December 31, 2015.

Homebuilding gross margin was 18.1% in 2016 compared to 18.7% in 2015.  Homebuilding gross margin is inclusive of the impact associated with the expensing of previously capitalized interest of 2.7% and 2.2% in the 2016 and 2015 periods, respectively.

Total SG&A expense as a percent of homebuilding revenue improved to 13.1% for the year ended December 31, 2016 from 16.0% in 2015.  Homebuilding SG&A expense as a percentage of homebuilding revenue was 11.0% for the year ended December 31, 2016 compared to 12.6% in 2015.  The improvement was primarily due to the increased scale of the business in each of our divisions, which allows us to leverage the cost base.  Corporate general and administrative expenses as a percentage of homebuilding revenue improved to 2.1% for the year ended December 31, 2016 from 3.4% in the same period a year ago primarily driven by the continued achievement of favorable cost leverage by effectively managing costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the year ended December 31, 2016 increased 16.4% to 2,369, compared to 2,035 units during the same period in 2015.  The increase in housing contracts was primarily attributable to increases in the Carolinas segment.  The average sales price on contracts signed during the year ended December 31, 2016 increased 10.0% to approximately $318,000 from approximately $289,000 in 2015.  The aggregate dollar value of the contracts signed during 2016 increased 28.0% to $753.9 million, compared to $589.0 million during the same period one year ago.

2017 Outlook

The Company issued the following expectations for its financial performance in 2017:

•	Communities with closings at year end are expected to be approximately 50 to 55;
•	Closings are expected to be approximately 2,225 units;
•	Average Selling Price (ASP) on homes closed is expected to increase to approximately $333,000;
•	Homebuilding Gross Margin is expected to be approximately 18%, inclusive of approximately 2.8% of previously capitalized interest;
•	Homebuilding SG&A is expected to improve to approximately 10.7% of homebuilding revenue;
•	Corporate G&A is expected to be approximately 2.5% of homebuilding revenue;
•	Interest expense and land sale profit are expected to be similar to 2016 amounts;
•	Pre-tax income is expected to be approximately $36 million; and
•	Effective tax rate is expected to be approximately 38.5%, with minimal cash taxes paid due to the Company’s NOL position.

The Company will hold a conference call and webcast on Friday, February 24, 2017 to discuss its fourth quarter and full year financial results.  The conference call will begin at 8:30 a.m. EST.  The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on February 24, 2017 beginning at 11:30 a.m. EST and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 70283814. The telephonic replay will be available until March 1, 2017. The webcast, which can be accessed by going to the Investor Relations section of AV Homes’ website at www.avhomesinc.com, is accompanied by an Investor Presentation.  A replay of the original webcast will be available shortly after the call.

AV Homes, Inc. is engaged in homebuilding and community development in Florida, the Carolinas and Arizona. Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte and Raleigh markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

This news release, the conference call, webcast and other related items contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements, which include references to our outlook for 2017, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the homebuilding industry and its dependence on broader economic conditions; availability and suitability of undeveloped land and improved lots; our ability to develop communities within expected timeframes; increases in interest rates and availability of mortgage financing; our ability to access sufficient capital; our ability to generate sufficient cash to service our indebtedness and potential need for additional financing; terms of our financing documents that may restrict our operations and corporate actions; fluctuations in interest rates; our ability to purchase outstanding notes upon certain fundamental changes; our ability to obtain letters of credit and surety bonds; cancellations of home sale orders; competition for home buyers, properties, financing, raw materials and skilled labor; declines in home prices in our primary regions; inflation affecting homebuilding costs or deflation affecting declines in spending and borrowing levels; the prices and supply of building materials and skilled labor; the availability and skill of subcontractors; our ability to successfully integrate acquired businesses; elimination or reduction of tax benefits associated with home ownership; warranty and construction defect claims; health and safety incidents in homebuilding activities; the seasonal nature of our business; impacts of weather conditions and natural disasters; resource shortages and rate fluctuations; value and costs related to our land and lot inventory; overall market supply and demand for new homes; our ability to recover our costs in the event of reduced home sales; conflicts of interest involving our largest stockholder; contractual restrictions under a stockholders agreement with our largest stockholder; dependence on our senior management; effect of our expansion efforts on our cash flows and profitability; effects of government regulation of development and homebuilding projects; raising healthcare costs; development liabilities that may impose payment obligations on us; our ability to utilize our deferred income tax asset; costs of environmental compliance; impact of environmental changes; dependence on digital technologies and potential interruptions; future sales or dilution of our equity; impairment of intangible assets; and other factors described in our most recent Annual Report on Form 10-K for and our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov.  Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call, the Investor Presentation and the webcast. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
Homebuilding	$256,382	$218,534	$764,041	$498,915
Amenity and other	2,864	4,190	11,698	12,385
Land sales	2,446	2,996	3,566	6,466
Total revenues	261,692	225,720	779,305	517,766

Expenses
Homebuilding cost of revenues	211,181	176,627	625,471	405,538
Amenity and other	3,091	3,668	11,148	10,702
Land sales	545	438	1,230	823
Total real estate expenses	214,817	180,733	637,849	417,063
Selling, general and administrative expenses	28,580	27,094	100,219	79,586
Interest income and other	(15)	17	(16)	(308)
Interest expense	814	1,536	3,667	9,039
Total expenses	244,196	209,380	741,719	505,380

Income before income taxes	17,496	16,340	37,586	12,386
Income tax expense (benefit)	438	436	(109,521)	436
Net income and comprehensive income	$17,058	$15,904	$147,107	$11,950

Basic earnings per share	$0.77	$0.72	$6.58	$0.54
Basic weighted average shares outstanding	22,175	22,021	22,346	22,010

Diluted earnings per share	$0.68	$0.65	$5.66	$0.54
Diluted weighted average shares outstanding	26,356	27,717	26,509	22,130

Note:  Selling, general and administrative expenses related to homebuilding previously included in homebuilding expenses have been combined with corporate general and administrative expenses and reclassified into a separate new line item called "Selling, general and administrative expenses" to enhance the visibility to our core homebuilding operations and conform with standard industry presentation. For the three and twelve months ended December 31, 2015, selling, general and administrative costs of $22.0 million and $62.7 million, respectively, were previously presented in homebuilding expenses are now included in selling, general and administrative expenses.

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$67,792	$46,898
Restricted cash	1,231	26,948
Land and other inventories	584,408	582,531
Receivables	10,827	7,178
Property and equipment, net	33,680	34,973
Investments in unconsolidated entities	1,172	1,172
Prepaid expenses and other assets	11,581	17,144
Deferred tax assets, net	110,257	—
Goodwill	19,285	19,295
Total assets	$840,233	$736,139

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$37,387	$33,606
Accrued and other liabilities	34,298	38,826
Customer deposits	9,979	8,629
Estimated development liability	32,102	32,551
Senior debt, net	275,660	320,846
Total liabilities	389,426	434,458

Stockholders’ equity
Common stock, par value $1 per share	22,624	22,444
Authorized: 50,000,000 shares
Issued: 22,623,506 shares as of December 31, 2016
22,444,028 shares as of December 31, 2015
Additional paid-in capital	401,558	399,719
Retained earnings (deficit)	29,644	(117,463)
	453,826	304,700
Treasury stock, at cost, 110,874 shares as of December 31, 2016, and 2015, respectively	(3,019)	(3,019)
Total stockholders’ equity	450,807	301,681
Total liabilities and stockholders’ equity	$840,233	$736,139

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Supplemental Information

(in thousands)

The following table represents interest incurred, interest capitalized, and interest expense for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest incurred	$6,272	$7,205	$26,145	$28,207
Interest capitalized	(5,458)	(5,669)	(22,478)	(19,168)
Interest expense	$814	$1,536	$3,667	$9,039

The following table represents depreciation and amortization expense and the amortization of previously capitalized interest for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Depreciation and amortization (1)	$907	$908	$3,499	$3,693
Amortization of previously capitalized interest	6,753	5,113	20,766	11,041

(1) Depreciation and amortization does not include the amortization of debt issuance costs, which is recorded in interest expense.

The following table represents a reconciliation of the net income and weighted average shares outstanding for the calculation of basic and diluted earnings per share for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Numerator:
Basic net income	$17,058	$15,904	$147,107	$11,950
Effect of dilutive securities	742	2,077	2,969	—
Diluted net income	$17,800	$17,981	$150,076	$11,950

Denominator:
Basic weighted average shares outstanding	22,175	22,021	22,346	22,010
Effect of dilutive securities	4,181	5,696	4,163	120
Diluted weighted average shares outstanding	26,356	27,717	26,509	22,130

Basic earnings per share	$0.77	$0.72	$6.58	$0.54
Diluted earnings per share	$0.68	$0.65	$5.66	$0.54

The following table provides a comparison of certain financial data related to our operations for the three and twelve months ended December 31, 2016 and 2015 (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating income:
Florida
Revenues:
Homebuilding	$121,796	$114,776	$373,383	$300,260
Amenity and other	2,864	4,190	11,698	12,385
Land sales	2,446	2,996	3,116	6,466
Total revenues	127,106	121,962	388,197	319,111
Expenses:
Homebuilding cost of revenues	95,327	89,968	291,372	239,001
Homebuilding selling, general and administrative	12,739	12,328	46,113	38,500
Amenity and other	3,084	3,649	11,062	10,587
Land sales	545	438	770	823
Segment operating income	$15,411	$15,579	$38,880	$30,200

Carolinas
Revenues:
Homebuilding	$86,732	$64,576	$238,549	$114,277
Land sales	—	—	265	—
Total revenues	86,732	64,576	238,814	114,277
Expenses:
Homebuilding cost of revenues	74,775	54,058	205,348	95,232
Homebuilding selling, general and administrative	7,282	5,487	22,807	12,205
Land sales	—	—	289	—
Segment operating income	$4,675	$5,031	$10,370	$6,840

Arizona
Revenues:
Homebuilding	$47,854	$39,182	$152,109	$84,378
Land sales	—	—	185	—
Total revenues	47,854	39,182	152,294	84,378
Expenses:
Homebuilding cost of revenues	41,079	32,601	128,751	71,305
Homebuilding selling, general and administrative	4,221	4,135	14,994	11,981
Amenity and other	7	19	86	115
Land sales	—	—	171	—
Segment operating income	$2,547	$2,427	$8,292	$977

Operating income	$22,633	$23,037	$57,542	$38,017

Unallocated income (expenses):
Interest income and other	15	(17)	16	308
Corporate general and administrative expenses	(4,338)	(5,144)	(16,305)	(16,900)
Interest expense	(814)	(1,536)	(3,667)	(9,039)
Income before income taxes	17,496	16,340	37,586	12,386
Income tax expense (benefit)	438	436	(109,521)	436
Net income	$17,058	$15,904	$147,107	$11,950

Data from closings for the Florida, Carolinas and Arizona segments for the three and twelve months ended December 31, 2016 and 2015 is summarized as follows (dollars in thousands):

			Average
	Number		Price
Three Months Ended December 31,	of Units	Revenues	Per Unit
2016
Florida	428	$121,796	$285
Carolinas	233	86,732	372
Arizona	147	47,854	326
Total	808	$256,382	317

2015
Florida	420	$114,777	$273
Carolinas	183	64,575	353
Arizona	128	39,182	306
Total	731	$218,534	299

			Average
	Number		Price
Twelve Months Ended December 31,	of Units	Revenues	Per Unit
2016
Florida	1,332	$373,383	$280
Carolinas	646	238,549	369
Arizona	487	152,109	312
Total	2,465	$764,041	310

2015
Florida	1,124	$300,260	$267
Carolinas	328	114,277	348
Arizona	298	84,378	283
Total	1,750	$498,915	285

Data from contracts signed for the Florida, Carolinas and Arizona segments for the three and twelve months ended December 31, 2016 and 2015 is summarized as follows (dollars in thousands):

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
Three Months Ended December 31,	Signed	Cancellations	Cancellations	Value	Unit
2016
Florida	266	(52)	214	$61,834	$289
Carolinas	171	(21)	150	60,712	405
Arizona	94	(28)	66	22,730	344
Total	531	(101)	430	$145,276	338

2015
Florida	366	(66)	300	$83,679	$279
Carolinas	122	(16)	106	39,216	370
Arizona	130	(32)	98	31,815	325
Total	618	(114)	504	$154,710	307

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
Twelve Months Ended December 31,	Signed	Cancellations	Cancellations	Value	Unit
2016
Florida	1,511	(253)	1,258	$356,247	$283
Carolinas	762	(74)	688	261,539	380
Arizona	559	(136)	423	136,157	322
Total	2,832	(463)	2,369	$753,943	318

2015
Florida	1,509	(242)	1,267	$344,171	$272
Carolinas	331	(42)	289	102,851	356
Arizona	590	(111)	479	142,004	296
Total	2,430	(395)	2,035	$589,026	289

Backlog for the Florida, Carolinas and Arizona segments as of December 31, 2016 and 2015 is summarized as follows (dollars in thousands):

			Average
	Number	Dollar	Price
As of December 31,	of Units	Volume	Per Unit
2016
Florida	342	$100,184	$293
Carolinas	192	79,325	413
Arizona	169	56,731	336
Total	703	$236,240	336

2015
Florida	416	$116,061	$279
Carolinas	150	56,427	376
Arizona	233	71,459	307
Total	799	$243,947	305